STOEL RIVES LLP
                                 ---------------
                                    ATTORNEYS

                            Standard Insurance Center
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268

                            Telephone (503) 224-3380
                               Fax (503) 220-2480
                               TDD (503) 221-1045

                                  March 4, 1999



Tektronix, Inc.
26600 SW Parkway
Wilsonville, OR  97070-1000


          We are acting as counsel for Tektronix, Inc. (the "Company") in connection with the registration of the Company's debt securities (the "Debt Securities") and common shares (the "Common Shares") with an aggregate initial offering price of $300,000,000 (subject to certain adjustments for the issuance of securities at an original issue discount or denominated in a foreign currency) pursuant to the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933. In connection with the foregoing, we have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

          Based on the foregoing, we are of the opinion that the Company is a corporation duly organized and validly existing under the laws of the State of Oregon.

          We are further of the opinion that all action necessary to make valid the proposed issuance of Debt Securities or Common Shares by the Company will have been taken when:

     (a) the Registration Statement, as it may be amended, shall have become effective;

     (b) the Board of Directors of the Company and certain officers of the Company shall have taken appropriate action approving the issuance of the Common Shares or the terms of Debt Securities and authorizing such other corporate acts as may be necessary in connection with the issuance and the sale of the Debt Securities or the Common Shares; and

     (c) the Debt Securities or the Common Shares shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above. We are further of the opinion that when the steps set forth in the immediately preceding paragraph shall have been taken, the Debt Securities and the Common Shares will be duly authorized and the Debt Securities will be binding obligations of the Company.

     We hereby authorize and consent to the use of this opinion as Exhibit 5 to the Registration Statement and authorize and consent to the references to our firm in the Registration Statement and the Prospectus constituting a part thereof.

                                       Very truly yours,

                                       STOEL RIVES LLP

                                       STOEL RIVES LLP